EXHIBIT 10.23

This letter Agreement is dated as of July 31, 2012 and is entered into between Enterologics, Inc., a Nevada corporation with an address at 1264 University Avenue West, Suite 404 - St. Paul MN 55104 with an additional address at 20 East Sunrise Hwy, Valley Stream, NY 11581 and Corporate Debt Consultants, LLC with an address of c/o 2071 Flatbush Avenue Suite 166 Brooklyn, NY 11234.

WHEREAS

Enterologics, Inc seeks to borrow certain funds for its operational needs and;

WHEREAS

Corporate Debt Consultants, LLC is willing and able  to provide a bridge loan, the total not to exceed Two   Hundred Thousand and Fifty Thousand Dollars ($250,000) and;

WHEREAS

The parties have agreed to certain terms of the loan(s) as more fully described in the Promissory Loan Agreement of even date

THEREFORE

For good and valuable consideration, the parties hereby agree as follows: agreement,

1.	Corporate Debt Consultants, LLC will loan Enterologics, Inc. a total of $250,000 on an as need basis;
2.	The first loan is in the amount of $15,000 will be advanced on or before August 2, 2012;
3.	A second loan in the amount of $25,000 may be called for any time after August 15, 2012;
4.	A third loan in the amount of 25,000 may be called any time after August 31, 2012;
5.	The fourth loan in the amount of $35,000 may be called for any time after September 15, 2012;
6.	The final loan in the amount of $150,000 must be called by September 30, 2012;
7.	The commitment for funding under this Letter Agreement will expire on October 1, 2012;
8.	Interest and other terms are outlined in each Promissory Note;
9.	Each successive loan will be documented by a new Promissory Note;
10.	The overall consideration for this first loan and for any successive loans is 1,000,000 shares of the Company’s common stock;
11.	It is understood that each loan and the total of all loans, is backed by the Promissory Notes only and are unsecured;
12.	The total of the compensation is being given concurrent with the first loan;
13.
It is understood and agreed to that the stock portion of the consideration will not increase or decrease based on future loans and that the consideration is for the first loan and for a commitment to fund additional loans when and given necessary.

Agreed:

/s/ Robert Hoerr	/s/ Alex Englard
Robert Hoerr	Alex Englard
CEO	Managing Member